CONSENT OF AMEC AMERICAS LIMITED

In connection with NovaGold Resources Inc.’s take-over bid circular dated January 18, 2011 (the “Offer and Circular”) and registration statement on Form F-8 originally dated January 18, 2011, and any amendments thereto and any registration statements filed pursuant to Rule 429 under the United States Securities Act of 1933, as amended, and any documents incorporated by reference therein (the “Registration Statement”), I, Steve Toevs, on behalf of AMEC Americas Limited, hereby consent to references to AMEC Americas Limited’s name and to its involvement in the preparation of a technical report entitled “Donlin Creek Gold Project, Alaska, USA NI 43-101 Technical Report” dated April 1, 2009 (the “Technical Report”) in the Registration Statement and Offer and Circular, and to the inclusion and incorporation by reference of information derived from the Technical Report in the Registration Statement and Offer and Circular.

Yours very truly,
AMEC Americas Limited

/s/ Steve Toevs
Name: Steve Toevs
Title: Vice-President, Finance
Natural Resources Americas
DATED: January 18, 2011